Consent of Independent Auditors

The Shareholders and Board of Trustees
Whatifi Funds:

We consent to the use of our report dated May 15, 2000 for Whatifi Funds (comprising respectively, Whatifi S&P 500 Index Fund, Whatifi Extended Market Index Fund, Whatifi International Index Fund, Whatifi Total Bond Index Fund, and Whatifi Money Market Fund) included herein.

We also consent to the reference to our Firm under the heading "Independent Auditors" in the Statement of Additional Information.



                                                      /s/ KPMG
San Francisco, California
June 20, 2000